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                                                                     EXHIBIT 3.5


                                     BYLAWS
                                       OF
                                  GAINSCO, INC.

                       As amended as of February 24, 2000

                                    Contents


ARTICLE 1:       OFFICES                                           1
         1.01    Registered Office and Agent                       1
         1.02    Other Offices                                     1

ARTICLE 2:       SHAREHOLDERS                                      1
         2.01    Place of Meetings                                 1
         2.02    Annual Meeting                                    1
         2.03    Voting Stock; Voting List                         1
         2.04    Special Meetings                                  1
         2.05    Notice                                            2
         2.06    Quorum                                            2
         2.07    Majority Vote; Withdrawal of Quorum               2
         2.08    Method of Voting                                  2
         2.09    Record Date; Closing Transfer Books               3
         2.10    Action Without Meeting                            3
         2.11    Order of Business at Meetings                     3
         2.12    Notice of Matters to be Considered                3
         2.13    Nominations                                       4

ARTICLE 3:       DIRECTORS                                         5
         3.01    Management                                        5
         3.02    Number; Qualifications; Election; and Term        5
         3.03    Change in Number                                  5
         3.04    Removal                                           5
         3.05    Vacancies                                         5
         3.06    Voting in Election of Directors                   5
         3.07    Place of Meetings                                 5
         3.08    First Meeting                                     5
         3.09    Regular Meetings                                  6
         3.10    Special Meetings                                  6
         3.11    Quorum; Majority Vote                             6
         3.12    Compensation                                      6
         3.13    Procedure                                         6
         3.14    Interested Directors and Officers                 6
         3.15    Action Without Meeting                            7
         3.16    Advisory Directors                                7
         3.17    Chairman of Board                                 7


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ARTICLE 4:       NOTICE AND ATTENDANCE THROUGH USE OF ELECTRONIC EQUIPMENT     8
         4.01    Method                                                        8
         4.02    Waiver                                                        8
         4.03    Telephone and Similar Meetings                                8

ARTICLE 5:       OFFICERS AND AGENTS                                           8
         5.01    Number; Qualification; Election; Term                         8
         5.02    Removal                                                       9
         5.03    Vacancies                                                     9
         5.04    Authority                                                     9
         5.05    Compensation                                                  9
         5.06    President                                                     9
         5.07    Vice Presidents                                               9
         5.08    Secretary                                                     9
         5.09    Assistant Secretary                                           9
         5.10    Treasurer                                                    10
         5.11    Assistant Treasurer                                          10

ARTICLE 6:       CERTIFICATES AND SHAREHOLDERS                                10
         6.01    Certificates                                                 10
         6.02    Issuance                                                     10
         6.03    Payment for Shares                                           11
         6.04    Lien                                                         11
         6.05    Lost, Stolen or Destroyed Certificates                       11
         6.06    Registration of Transfer                                     11
         6.07    Registered Shareholders                                      12
         6.08    Denial of Preemptive Rights                                  12

ARTICLE 7:       GENERAL PROVISIONS                                           12
         7.01    Dividends and Reserves                                       12
         7.02    Books and Records                                            12
         7.03    Annual Statement                                             13
         7.04    Checks and Notes                                             13
         7.05    Fiscal Year                                                  13
         7.06    Seal                                                         13
         7.07    Indemnification; Insurance                                   13
         7.08    Resignation                                                  13
         7.09    Amendment of Bylaws                                          13
         7.10    Construction                                                 13
         7.11    Table of Contents; Headings                                  14
         7.12    Relation to Articles of Incorporation                        14

ARTICLE 8:       COMMITTEES                                                   14
         8.01    Designation                                                  14
         8.02    Number; Qualification; Term                                  14
         8.03    Authority                                                    14


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         8.04    Change in Number                                   15
         8.05    Removal                                            15
         8.06    Vacancies                                          15
         8.07    Meetings                                           15
         8.08    Quorum; Majority Vote                              15
         8.09    Compensation                                       15
         8.10    Committee Charters                                 15


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ARTICLE 1: OFFICES

     1.01 Registered Office and Agent. The registered office of the corporation shall be at 500 Commerce Street, Fort Worth, Texas 76102. The name of the registered agent at such address is Glenn W. Anderson. Anything in these Bylaws to the contrary notwithstanding revision of the registered office or the registered agent of the corporation in accordance with the provisions of the Texas Business Corporation Act shall automatically and without further action amend this section to name such newly adopted office or registered agent.

     1.02 Other Offices. The corporation may have offices at other places both within and without the State of Texas as the board of directors may determine or as the business of the corporation may require.

ARTICLE 2: SHAREHOLDERS

     2.01 Place of Meetings. All meetings of the shareholders shall be held at such time and place, in or out of the State of Texas, as shall be stated in the notice of the meeting or in a waiver of notice.

     2.02 Annual Meeting. An annual meeting of the shareholders shall be held each year at a time and on a day as may be selected by the board of directors. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.03 Voting Stock; Voting List.

          (a) The holders of record as of the close of business on the record date, determined in accordance with Sec. 2.09, of shares of the Company's common stock, par value $.10 per share ("Common Stock"), and Series A Convertible Preferred Stock, par value $100 per share ("Series A Preferred Stock"), shall be entitled to vote on all matters presented at each meeting of shareholders and are hereinafter referred to collectively as "Voting Stock." Each share of Common Stock outstanding on the record date shall be entitled to one vote on each matter to come before the meeting. Each share of Series A Preferred Stock shall be entitled to vote on each matter on which the Common Stock may vote and shall be entitled to one vote per share of Common Stock into which it is convertible on the record date. References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on the record date and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock.

          (b) At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the Board of Directors, or the holders of not less than twenty-five percent of all of the shares of Voting Stock entitled


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to vote at the meetings. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

     2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.06 Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of Voting Stock issued and outstanding on the record date and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the articles of incorporation or these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice (other than announcement at the meeting of the time and place at which the meeting is to be reconvened) until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. For purposes of determining the presence or absence of a quorum under this bylaw 2.06, abstentions and broker non-votes (as such terms are defined in bylaw 2.07) shall be treated as shares present and entitled to vote.

     2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting of the shareholders, the vote of the holders of a majority of the shares of Voting Stock entitled to vote, present in person or represented by proxy and voting "for" or "against" any question brought before the meeting shall decide such question, unless the question is one upon which, by express provision of law, the articles of incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question but if such other express provision does not specify that the affirmative vote of a given percent of outstanding shares are required, the matter shall be approved or adopted if the required percent of the shares entitled to vote, present in person or represented by proxy and voting "for" or "against" such matter has voted "for". Abstentions and broker non-votes are not counted (even though such shares are considered present and entitled to vote for purposes of determining a quorum pursuant to bylaw 2.06). The term "abstentions" shall refer to shares which are not voted "for" or "against" a particular question by a holder or holders present in person or by proxy at a meeting and entitled to vote such shares on such question. The term "broker non-vote" shall refer to shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on the particular question on which the vote is being counted. Anything herein to the contrary notwithstanding, any alteration, amendment, or repeal of bylaws 2.07, 3.02, 3.03, 3.04, 3.05, 3.11 and 7.09, or adoption of any provision inconsistent therewith, by the shareholders shall require the vote of the holders of two-thirds (2/3) of the shares having voting power. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.08 Method of Voting. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after seven months from the date of its execution, unless


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otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with
Section 3.06 of these bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.

     2.09 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty (60) days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

     2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The consent shall be placed in the Minute Book.

     2.11 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of shareholders shall be as follows unless changed by the board of directors:

          (1)  call to order
          (2)  proof of due notice of meeting
          (3)  determination of quorum and examination of proxies
          (4)  announcement of availability of voting list (see Bylaw 2.03)
          (5)  announcement of distribution of annual statement (see Bylaw 8.03)
          (6)  reading and disposing of minutes of last meeting of shareholders
          (7)  reports of officers and committees
          (8)  appointment of voting inspectors
          (9)  unfinished business
          (10) new business
          (11) nomination of directors
          (12) opening of polls for voting
          (13) recess
          (14) reconvening; closing of polls
          (15) report of voting inspectors
          (16) other business
          (17) adjournment

     2.12 Notice of Matters to be Considered. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual


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meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.12; provided, however, that nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     2.13 Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors by any nominating committee or person appointed by the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
2.13. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall


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be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE 3: DIRECTORS

     3.01 Management. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholder.

     3.02 Number; Qualifications; Election; and Term. The board of directors shall consist of nine (9) directors until changed by resolution adopted by the board of directors pursuant to Bylaw 3.03. None of the members of the board of directors need to be shareholders or residents of the State of Texas. The directors shall be elected at the annual meeting of the shareholders, except as provided in Bylaws 3.03 and 3.05. Each director shall hold office until his successor shall be elected and shall qualify.

     3.03 Change in Number. The number of directors may be increased or decreased from time to time by resolution adopted by the Board of Directors but no decrease shall have the effect of shortening the term of any incumbent director.

     3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of over two-thirds in number of shares of Voting Stock present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.05 Vacancies. Any vacancy occurring in the board of directors (by death, resignation or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled either (i) by election at an annual meeting or at a special meeting of shareholders called for that purpose or (ii) by the Board, provided the Board may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     3.06 Voting in Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

     3.07 Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

     3.08 First Meeting. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.


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     3.09 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

     3.10 Special Meetings. Special meetings of the board of directors may be called by the president on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors. Except as otherwise expressly provided by statute, or by the articles of incorporation, or by these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     3.11 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the board of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act by the board of directors, except as otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. Anything herein to the contrary not withstanding, any alteration, amendment, or repeal of Bylaws 2.07, 3.02, 3.03, 3.04, 3.05, 3.11 and 7.09, or adoption of any provision inconsistent therewith, by the board of directors shall require the affirmative vote of two-thirds (2/3) of the board of directors of the corporation. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.12 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

     3.13 Procedure. The board of director shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

     3.14 Interested Directors and Officers.

          (a) An otherwise valid contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership or other entity in which one or more of the directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or


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               (2)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors.

     3.15 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State.

     3.16 Advisory Directors. The board of directors, by resolution adopted by not less than a majority of the directors then in office, may from time to time appoint such number of individuals as it may deem appropriate to serve as advisory directors at the pleasure of the board of directors. Advisory directors may be given such designations (including without limitation "advisory director," "director emeritus" or "honorary director") as the board of directors may from time to time determine. Advisory directors are not, and shall not have the duties and responsibilities of, directors of the corporation, and the terms "director" or "member of the board of directors" as used in these Bylaws shall not be deemed to mean or include advisory directors; provided that an advisory director who was previously a director of the Company shall be deemed a director for the sole purpose of preventing options previously granted to him under the stock option plans of the Company from terminating as a result of his ceasing to serve as a director of the Company. Without limiting the generality of the foregoing, advisory directors shall not be entitled (a) to receive any notice of any meeting of the board of directors, (b) to attend any meeting of the board of directors except at the invitation of the board of directors, (c) to vote on any matter presented for action by the board of directors or, except at the invitation of the board of directors, to participate in the consideration of any such matter or the formulation or determination of corporate policy, (d) to receive any non-public information regarding the business or affairs of the corporation or any matters presented for action or consideration by the board of directors, or (e) to receive any compensation for serving as an advisory director except as the board of directors may otherwise determine by resolution.

     3.17 Chairman of Board. The board of directors may from time to time elect from their number individuals to serve as chairman of the board. The chairman of the board, if one shall be elected, shall preside at all meetings of the shareholders and the directors. In addition, the chairman of the board shall perform such services for the board of directors and such additional duties, and shall exercise such powers, as the board of directors may from time to time prescribe, but shall not be deemed an officer or employee of the corporation by virtue of holding such position.


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ARTICLE 4: NOTICE AND ATTENDANCE THROUGH USE OF ELECTRONIC EQUIPMENT

     4.01 Method. Whenever by statute or the articles of incorporation or these bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

     4.02 Waiver. Whenever, by statute or the articles of incorporation or these bylaws, notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     4.03 Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 5: OFFICERS AND AGENTS

     5.01 Number; Qualification; Election; Term.

          (a)  The corporation shall have:

               (1) a president, one or more vice presidents (the number and categories thereof to be determined by the board of directors), a secretary and a treasurer, and

               (2) such other officers and assistant officers and agents as the board of directors may determine.

          (b) No officer or agent need be a shareholder, a director or a resident of Texas.

          (c) Officers named in Section 5.01(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Section 5.01(a)(2) may be elected by the board at any meeting.

          (d) Unless otherwise specified by the board at the time of election or appointment, or in any employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

          (e) Any two or more offices may be held by the same person, except that the president and the secretary shall not be the same person.


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


     5.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) maybe filled by the board of directors.

     5.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     5.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the board of directors.

     5.06 President. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business and affairs of the corporation, shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

     5.07 Vice Presidents. The vice presidents, in the order of their ranking (by category or otherwise) determined by the board of directors or, in the absence of any such ranking or any specific determination by the board of directors, in the order of the length of their service as a vice president, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     5.08 Secretary.

          (a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record the minutes of all proceedings in a book to be kept for that purpose.

          (b) The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors.

          (c) The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it.

          (d) The secretary shall be under the supervision of the president and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     5.09 Assistant Secretary. The assistant secretary shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. He shall


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


perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     5.10 Treasurer.

          (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

          (b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

          (c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          (d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

     5.11 Assistant Treasurer. The assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. He shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

ARTICLE 6: CERTIFICATES AND SHAREHOLDERS

     6.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation or its agents as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

     6.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the board of directors may determine from time


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


to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     6.03 Payment for Shares.

          (a) Kind. The consideration for the issuance of shares shall consist of any tangible or intangible benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed, other securities of the Company, or securities of any corporation or other entity.

          (b) Validation. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

          (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

          (d) Allocation of Consideration. The consideration received for shares shall be allocated by the board of directors in accordance with law, between stated capital and capital surplus accounts.

     6.04 Lien. For any indebtedness of a shareholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

     6.05 Lost, Stolen or Destroyed Certificates. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

          (a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

          (b) Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

          (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

          (d) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

     6.06 Registration of Transfer. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:


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


          (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

          (b) Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

          (c) Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

          (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

     6.07 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

     6.08 Denial of Preemptive Rights. No shareholder of corporation nor other person shall have any preemptive rights whatsoever.

ARTICLE 7: GENERAL PROVISIONS

     7.01 Dividends and Reserves.

          (a) Declaration and Payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

          (b) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

          (c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

     7.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record


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


of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     7.03 Annual Statement. The board of directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement and surplus statement.

     7.04 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     7.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     7.06 Seal. The corporation seal (of which there may be one or more) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

     7.07 Indemnification; Insurance.

     The corporation shall indemnify to the full extent permitted by law any person who is made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the corporation, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any such action, suit or proceeding. The corporation may indemnify other persons, as permitted by law. The corporation may advance expenses to directors, officers or other persons, as permitted by law. The corporation may purchase and maintain insurance on behalf of the directors, officers or other persons, against any liability asserted against such persons in their capacities as directors, officers or otherwise, of the corporation, whether or not the corporation would have the power to indemnify such directors, officers or other persons against such liability.

     7.08 Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     7.09 Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the board of directors (subject to the shareholders repealing or changing the action of the board of directors, or making new Bylaws, at an annual or special meeting called and held as provided in these Bylaws) at any meeting at which a quorum is present.

     7.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a) The remainder of these bylaws shall be considered valid and operative, and


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


          (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     7.11 Table of Contents; Headings. The table of contents and headings used in these bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

     7.12 Relation to Articles of Incorporation. These bylaws are subject to and governed by the articles of incorporation.

ARTICLE 8: COMMITTEES

     8.01 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate from among its members an executive committee and one or more such other committees as it may determine necessary.

     8.02 Number; Qualification; Term. The executive committee and any other designated committees shall consist of two or more directors, not less than a majority of whom in each case shall be directors who are not officers or employees of the Company. The committees shall serve at the pleasure of the board of directors.

     8.03 Authority. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except in the following matters and except where action of the full board of directors is required by statute or by the articles of incorporation:

          (a) Amending the articles of incorporation;

          (b) Amending, altering or repealing the bylaws of the corporation or adopting new bylaws;

          (c) Approving and/or recommending or submitting to shareholders:

               (1) merger
               (2) consolidation
               (3) sale, lease (as Lessor), exchange or other disposition of all or substantially all the property and assets of the corporation;
               (4) dissolution;

          (d) Filling vacancies in the board of directors or any such committee;

          (e) Electing or removing officers of the corporation or members of any such committee;

          (f) Fixing compensation of any person who is a member of any such committee;

          (g) Declaring dividends;

          (h) Altering or repealing any resolution of the board of directors.


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


     8.04 Change in Number. The number of committee members may be increased or decreased (but not below two) from time to time by resolution adopted by a majority of the whole board of directors.

     8.05 Removal. Any committee member may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

     8.06 Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in paragraph 8.01.

     8.07 Meetings. Time, place and notice (if any) of all committee meetings shall be determined by the respective committee. (see also paragraph 4.03).

     8.08 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present.

     8.09 Compensation. Compensation of committee members shall be fixed pursuant to the provisions of paragraph 3.12 of these bylaws.

     8.10 Committee Charters. Any committee designated by the board may adopt a charter governing any of the matters covered by Sections 8.02 and 8.04 through
8.09 and, to the extent approved by the board of directors, any such charter shall supercede the provisions of Sections 8.02 and 8.04 through 8.09.




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